Exhibit 99.1

Results of Scheme Meeting

Adelaide, Australia and Cambridge, Mass., December 12, 2024 (GLOBE NEWSWIRE) – Bionomics Limited (Nasdaq: BNOX) (“Bionomics” or the “Company”) is pleased to provide the following update on the status of its proposed re-domiciliation from Australia to the United States.

Bionomics shareholders have today approved, by the requisite majority, the proposed Scheme of Arrangement in relation to the Company’s proposed re-domiciliation from Australia to the United States, under which Neuphoria Therapeutics Inc., a Delaware corporation (“Neuphoria”), will become the ultimate parent company of Bionomics Limited following the implementation of the Scheme of Arrangement.

Voting Results

In summary:

●	96% of the votes cast by Bionomics shareholders were in favor of the Scheme; and

●	87% of Bionomics shareholders present and voting (in person or by proxy, attorney or corporate representative) voted in favor of the Scheme.

Next Steps

Although Bionomics shareholder approval has been obtained, the Scheme remains subject to several customary conditions detailed in the Scheme Implementation Agreement, as amended and restated, between Bionomics and Neuphoria, including:

●	the Supreme Court of New South Wales, Australia approving the Scheme at a hearing currently scheduled to occur at 3:00pm (Sydney time) on December 16, 2024 (“Second Court Hearing”);

●	the independent expert not withdrawing or adversely modifying its conclusion that the Scheme is in the best interest of Bionomics shareholders; and

●	the satisfaction or waiver of any remaining conditions prior to the Second Court Hearing.

Subject to these remaining conditions being satisfied or waived, implementation of the Scheme is expected to occur on or about December 24, 2024 and shares of Neuphoria are expected to begin trading on Nasdaq under the symbol “NEUP” on that date or as soon as possible thereafter.

For further information, please contact:

General Rajeev Chandra Company Secretary CoSec@bionomics.com.au	Investor Relations Kevin Gardner kgardner@lifesciadvisors.com	Investor Relations Chris Calabrese ccalabrese@lifesciadvisors.com

About Bionomics Limited

Bionomics (NASDAQ: BNOX) is a clinical-stage biotechnology company developing novel, potential first-in-class, allosteric ion channel modulators to treat patients suffering from serious central nervous system (“CNS”) disorders with high unmet medical need. Bionomics is advancing its lead drug candidate, BNC210, an oral, proprietary, selective negative allosteric modulator of the α7 nicotinic acetylcholine receptor, for the acute treatment of Social Anxiety Disorder (SAD) and chronic treatment of Post-Traumatic Stress Disorder (PTSD). Beyond BNC210, Bionomics has a strategic partnership with Merck & Co., Inc. (known as MSD outside the United States and Canada) with two drugs in early-stage clinical trials for the treatment of cognitive deficits in Alzheimer’s disease and other central nervous system conditions. Bionomics’ pipeline also includes preclinical assets that target Kv3.1/3.2 and Nav1.7/1.8 ion channels being developed for CNS conditions of high unmet need.

Forward-Looking Statements

Bionomics cautions that statements included in this press release that are not a description of historical facts are forward-looking statements. Words such as “may,” “could,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “predict,” “seek,” “contemplate,” “potential,” “continue” or “project” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements. The forward-looking statements are based on our current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by Bionomics that any of its plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in the Company’s business and other risks described in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K filed with the SEC, and its other reports. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Bionomics undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. Further information regarding these and other risks, uncertainties and other factors is included in Bionomics’ filings with the SEC, copies of which are available from the SEC’s website (www.sec.gov) and on Bionomics’ website (www.bionomics.com.au) under the heading “Investor Center.” All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995. Bionomics expressly disclaims all liability in respect to actions taken or not taken based on any or all the contents of this press release.

Not an offer of securities

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities in any jurisdiction. The Neuphoria shares have not been registered under the U.S. Securities Act of 1933 and may not be offered or sold except in a transaction registered under the Securities Act or in a transaction exempt from, or not subject to, such registration requirements and applicable U.S. state securities laws.